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                                  EXHIBIT 11.1

                        VISTA MEDICAL TECHNOLOGIES, INC.
                Statement Regarding Computation of Per Share Data

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

                                                           THREE MONTHS ENDED MARCH 31,
                                                           ----------------------------
                                                               1999            1998
                                                           ------------    ------------
Net income (loss) .....................................    $ (2,669,331)   $ (4,167,206)
Weighted average common shares outstanding ............      13,485,430      13,248,379
                                                           ------------    ------------
Shares used in basic and diluted loss per share .......      13,485,430      13,248,379
                                                           ------------    ------------
                                                           ------------    ------------
Basic and diluted loss per share ......................    $      (0.20)   $      (0.31)
                                                           ------------    ------------
                                                           ------------    ------------
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